As filed with the Securities and Exchange Commission on October 10, 2008

Registration No. 333-151636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

First Savings Financial Group, Inc.

and

First Savings Bank Profit Sharing/401(k) Plan

(Exact name of registrant as specified in its charter)

Indiana	6035	37-1567871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway

Clarksville, Indiana 47129

(812) 283-0724

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Larry W. Myers

President and Chief Executive Officer

501 East Lewis & Clark Parkway

Clarksville, Indiana 47129

(812) 283-0724

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esq. Victor L. Cangelosi, Esq. Kilpatrick Stockton LLP Suite 900 607 14th Street, N.W. Washington, DC 20005 (202) 508-5854	David M. Muchnikoff, Esq. Silver Freedman & Taff L.L.P. 3299 K Street, N.W. Suite 100 Washington, DC 20007 (202) 295-4500

Sale to the Public Concluded on October 6, 2008

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 1,654,483 shares of the $.01 par value common stock (the “Common Stock”) of First Savings Financial Group, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated August 12, 2008 (the “Prospectus”). The remaining 2,542,042 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which 2,432,042 shares were sold in the subscription and community offering and 110,000 shares were issued to First Savings Charitable Foundation.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarksville, State of Indiana on October 10, 2008.

First Savings Financial Group, Inc.

By:	/s/ Larry W. Myers
Larry W. Myers President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Larry W. Myers Larry W. Myers	President, Chief Executive Officer and Director (principal executive officer)	October 10, 2008

* M. Sue Johnson	Treasurer and Corporate Secretary (principal accounting and financial officer)

* John P. Lawson, Jr.	Chief Operations Officer and Director

* Charles E. Becht, Jr.	Director

* Cecile A. Blau	Director

* Gerald Wayne Clapp, Jr.	Director

* Robert E. Libs	Director

* Michael F. Ludden	Director

* Douglas A. York	Director

* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for First Savings Financial Group, Inc. on June 13, 2008.

/s/ Larry W. Myers Larry W. Myers	President, Chief Executive Officer and Director	October 10, 2008